                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement         [ ]   Confidential, for use of the
                                                  Commission only

[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-12

                               WMS INDUSTRIES INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)      Proposed maximum aggregate value of transaction:

        (5)      Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

        (2)      Form, Schedule or Registration Statement No.:

        (3)      Filing Party:

        (4)      Date Filed:

                           [WMS INDUSTRIES INC. LOGO]
                              WMS INDUSTRIES INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 14, 2002

                            ------------------------

To the Stockholders of
WMS Industries Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WMS Industries Inc. ("WMS") will be held on Thursday, November 14, 2002 at 10:00 a.m. Central Standard Time at The Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois 60611-1428, in The State Room, to consider and act upon the following matters:

          1. Electing a board of ten (10) directors;

          2. Ratifying the 2002 Stock Option Plan;

          3. Ratifying the appointment of Ernst & Young LLP as independent auditors for our fiscal year ending June 30, 2003; and

          4. Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on September 17, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of the stockholders entitled to vote at the annual meeting will be open to the examination of any stockholder of WMS for any purpose germane to the annual meeting during regular business hours at the offices of WMS for the ten-day period prior to the annual meeting.

     YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ ORRIN J. EDIDIN

                                          ORRIN J. EDIDIN
                                          Executive Vice President, General
                                          Counsel,
                                          Secretary and Chief Operating Officer
Waukegan, Illinois
September 25, 2002

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF

                              WMS INDUSTRIES INC.

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

INTRODUCTION

     WMS Industries Inc. ("we," "us" or "WMS") is furnishing this proxy statement to you in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting of Stockholders. The meeting is scheduled to be held at The Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois 60611-1428, in The State Room, on Thursday, November 14, 2002 at 10:00 a.m. Central Standard Time, or at any proper adjournments.

     If you properly execute and return your proxy form, it will be voted in accordance with your instructions. If you return your signed proxy but give us no instructions as to one or more matters, the proxy will be voted on those matters in accordance with the recommendations of our Board as indicated in this proxy statement. You may revoke your proxy, at any time prior to its exercise, by written notice to us, by submission of another proxy bearing a later date or by voting in person at the meeting. Your revocation will not affect a vote on any matters already taken. Your mere presence at the meeting will not revoke your proxy.

     The mailing address of our principal executive offices is 800 South Northpoint Boulevard, Waukegan, Illinois 60085. We are mailing this proxy statement and the accompanying form of proxy to our stockholders on or about September 27, 2002.

     Only holders of our common stock, $.50 par value per share, of record at the close of business on September 17, 2002 (the "Record Date") will be entitled to vote at our annual meeting or any adjournments. There were 30,956,707 shares of our common stock outstanding on the Record Date (excluding 1,395,312 treasury shares). Each share of our common stock entitles the holder to one vote on each matter at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of the Record Date, except as otherwise footnoted, about persons that, to our knowledge, beneficially own more than 5% of the outstanding shares of our common stock:

                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                        -------------------------------------------------------
                                                                                      TOTAL          PERCENTAGE OF
                                        SHARES NOT SUBJECT    SHARES SUBJECT TO       SHARES          OUTSTANDING
                                         TO VOTING PROXY        VOTING PROXY       BENEFICIALLY         COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER        AGREEMENT             AGREEMENT           OWNED            STOCK(1)
------------------------------------    ------------------    -----------------    ------------      -------------
Sumner M. Redstone and
National Amusements, Inc. ............              0(2)          6,979,000(2)      6,979,000(2)        22.5%
  200 Elm Street
  Dedham, MA 02026
Phyllis G. Redstone...................      3,085,700(3)                N/A         3,085,700(3)        9.97%
  c/o Gadsby Hannah LLP
  225 Franklin Street
  Boston, MA 02110
FMR Corp. ............................      4,462,540(4)                N/A         4,462,540(4)        14.4%
  82 Devonshire St.
  Boston, MA 02109
Ariel Capital Management, Inc. .......      4,617,495(5)                N/A         4,617,495(5)        14.9%
  307 N. Michigan Avenue
  Suite 500
  Chicago, IL 60601
Boston Partners Asset Management,
  L.P. ...............................      1,811,510(6)                N/A         1,811,510(6)         5.9%
  28 State Street, 20th Floor
  Boston, MA 02109
Louis J. Nicastro(7)..................        254,632(8)          6,979,000(8)      7,233,632(8)        23.4%
Neil D. Nicastro(7)...................         30,014(9)          6,979,000(9)      7,009,014(9)        22.6%

-------------------------
(1) Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of the underlying shares within 60 days. Percentage calculations are based on 30,956,707 shares outstanding on September 17, 2002.

(2) Based upon Amendment No. 27, dated September 10, 2002, to Schedule 13D filed by Sumner M. Redstone and National Amusements, Inc. and a Form 4 filed September 18, 2002 by Mr. Redstone. In those filings, Mr. Redstone and National Amusements reported sole dispositive power over 3,495,100 and 3,483,900 shares, respectively, and shared voting power over those shares under a Voting Proxy Agreement entered into with WMS and Messrs. Louis J. and Neil D. Nicastro. See "Voting Proxy Agreement." As a result of his stock ownership in National Amusements, Mr. Redstone is considered the beneficial owner of the shares owned by National Amusements. Mr. Redstone transferred ownership of 3,085,700 shares to his former wife, Phyllis G. Redstone on July 30, 2002 pursuant to the terms of a settlement of divorce.

(3) Based upon Schedule 13D dated August 8, 2002, filed by Ms. Phyllis G. Redstone. These shares were acquired from Mr. Redstone by Ms. Redstone on July 30, 2002 pursuant to the terms of a settlement of divorce. Redstone reported sole voting and dispositive power over 3,085,700 shares.

(4) Based upon Form 13F Holdings Report for the quarter ended June 30, 2002 filed by FMR Corp., which includes reporting for FMR Company, Fidelity Management Trust and FMR Co., Inc., among others. FMR Corp. reported that it has sole voting power over 110,440 of the shares and shared dispositive power over 4,462,540 shares as a result of FMR Company's and FMR Co., Inc.'s acting as investment adviser to various investment companies holding 4,357,370 of the shares and Fidelity Management Trust's holding 105,170 of the shares, over which Edward C. Johnson 3d and FMR Corp. hold shared dispositive power and voting power. Of the 4,357,370 shares over which FMR Company and FMR Co., Inc. collectively hold shared dispositive power, FMR Corp. reported sole voting authority over 5,270 shares. FMR Corp. also reported sole voting authority over the 105,170 shares over which Fidelity Management Trust holds shared dispositive power.

(5) Based upon Form 13F Holdings Report for the quarter ended June 30, 2002 filed by Ariel Capital Management, Inc. Ariel reported that it has sole voting power over 4,226,595 shares and sole dispositive power over 4,617,495 shares.

(6) Based upon Form 13F Holdings Report for the quarter ended June 30, 2002 filed by Boston Partners Asset Management, L.P. Boston Partners reported that it has sole dispositive power over 1,221,535 shares, of which it has sole voting authority over 1,013,635, shared voting authority over 63,500 shares and no voting authority over 144,400 shares. Boston Partners also reported shared dispositive power and sole voting power over an additional 589,975 shares.

(7) This person's address is c/o WMS Industries Inc., 800 South Northpoint Boulevard, Waukegan, Illinois 60085.

(8) Includes 6,979,000 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. See note 2 above. For a discussion concerning the shared voting power over the 6,979,000 shares referred to above, see "Voting Proxy Agreement." Also includes a restricted grant of 250,000 shares which may vest June 30, 2003, subject to the fulfillment of specified performance conditions relating to our technology improvement plan to the satisfaction of our Board of Directors. See "Director Compensation."

(9) Includes 6,979,000 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. See note 2 above. For a discussion concerning the shared voting power over the 6,979,000 shares referred to above, see "Voting Proxy Agreement." Also includes 30,000 shares underlying stock options.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, information about the beneficial ownership of our common stock by each of our directors and the executive officers named in the Summary Compensation Table below and by all of our directors and executive officers as a group:

                                                              NUMBER OF SHARES        PERCENTAGE OF
                                                               OF COMMON STOCK         OUTSTANDING
NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED(1)    COMMON STOCK(2)
------------------------                                    ---------------------    ---------------
William C. Bartholomay*...................................          79,531(3)            **
Orrin J. Edidin...........................................         110,000(4)            **
Brian R. Gamache*.........................................         318,331(5)              1.0%
Seamus McGill.............................................          87,750(6)            **
William E. McKenna*.......................................         126,280(7)            **
Norman J. Menell*.........................................          57,947(3)            **
Donna B. More*............................................          75,000(8)            **
Louis J. Nicastro*........................................       7,233,632(9)             23.4%
Neil D. Nicastro*.........................................       7,009,014(10)            22.6%
Harvey Reich*.............................................          28,421(11)           **
Robert R. Rogowski........................................          16,400(12)           **
David M. Satz, Jr.*.......................................          63,500(13)           **
Scott D. Schweinfurth.....................................         101,000(14)           **
Ira S. Sheinfeld*.........................................         168,930(15)           **
Directors and Executive Officers as a group (14
  persons)................................................       8,496,736(16)            26.4%

-------------------------
   * Nominee for Director

  ** Less than 1%

 (1) Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of the underlying shares within 60 days.

 (2) Percentages are calculated based on 30,956,707 shares outstanding on September 17, 2002.

 (3) Includes 50,000 shares underlying stock options.

 (4) Represents 110,000 shares underlying stock options.

 (5) Includes 313,331 shares underlying stock options.

 (6) Represents 87,750 shares underlying stock options.

 (7) Includes 112,955 shares underlying stock options.

 (8) Represents 75,000 shares underlying stock options.

 (9) Includes 6,979,000 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. For a discussion concerning the shared voting power with respect to the 6,979,000 shares referred to above, see "Voting Proxy Agreement." Also includes a restricted grant of 250,000 shares which may vest June 30, 2003, subject to the fulfillment of specified performance conditions relating to our technology improvement plan to the satisfaction of our Board of Directors. See "Director Compensation."

(10) Includes 6,979,000 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. For a discussion concerning the shared voting power with respect to the 6,979,000 shares referred to above, see "Voting Proxy Agreement." Also includes 30,000 shares underlying stock options.

(11) Includes 25,000 shares underlying stock options.

(12) Represents 16,400 shares underlying stock options.

(13) Includes 62,500 shares underlying stock options.

(14) Includes 100,000 shares underlying stock options.

(15) Includes 150,728 shares underlying stock options.

(16) Includes 1,183,664 shares underlying stock options and a restricted stock grant of 250,000 shares. Additionally, includes 6,979,000 shares of common stock owned by Sumner M. Redstone and National Amusements, Inc. with respect to which Louis J. Nicastro and Neil D. Nicastro both have shared voting power but no dispositive power. See "Voting Proxy Agreement."

VOTING PROXY AGREEMENT

     In order for us to manufacture and sell gaming machines in Nevada, our officers are required to be, and have been or are in the process of being, registered, licensed or found suitable by the Nevada gaming authorities. In addition, under applicable Nevada law and administrative procedure, as a greater than 10% stockholder of WMS, Sumner M. Redstone was required to apply, and has an application pending with the Nevada gaming authorities, for a finding of suitability as a stockholder of WMS. Mr. Redstone and National Amusements, Inc. ("NAI"), a company that he controls, collectively own 6,979,000 shares of our common stock. Pending completion of the processing of this application, Mr. Redstone and NAI, on September 21, 1995, voluntarily granted a voting proxy under a voting agreement to Louis J. Nicastro and, if he is unable to perform his duties under the voting agreement, to Neil D. Nicastro, individually, to vote all of Mr. Redstone's and NAI's shares of our common stock. The voting agreement is intended to ensure that the passive investment position of Mr. Redstone and NAI relative to WMS will not change without prior notification to the Nevada gaming authorities.

     Under the voting agreement, Louis J. Nicastro votes each share of our common stock owned by Mr. Redstone and NAI at his discretion at meetings of our stockholders or acts as proxy in connection with any written consent of our stockholders. The term of the voting agreement ends August 24, 2004 unless Mr. Redstone terminates it upon 30 days' written notice. It may also be terminated upon a finding by the Nevada gaming authorities that Mr. Redstone and NAI are suitable as stockholders of WMS or are no longer subject to the applicable provisions of Nevada gaming laws.

     Louis J. Nicastro and Neil D. Nicastro have advised us that they plan to use the voting proxy to vote all 6,979,000 shares of our common stock beneficially owned by Mr. Redstone and NAI (approximately 22.5% of our common stock) in favor of the nominees for election as director and FOR proposals 2 and 3.

     As a result of a settlement of divorce, Phyllis G. Redstone received 3,085,700 shares, or 9.97% of our common stock. As a greater than 5% shareholder, Ms. Redstone is required to apply to many gaming authorities for a finding of suitability as a stockholder of WMS.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Upon the recommendation of the Nominating Committee, the following ten (10) directors, constituting our entire Board, are nominated for election to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and shall qualify. All of the nominees are presently directors. Neil D. Nicastro is the son of Louis J. Nicastro. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify, and may be voted for substituted nominees.

                                                  POSITION WITH COMPANY AND               DIRECTOR
         NAME OF NOMINEE (AGE)                       PRINCIPAL OCCUPATION                  SINCE
         ---------------------                    -------------------------               --------
William C. Bartholomay (74)............    Director; President of Near North                1981
                                           National Group
Brian R. Gamache (43)..................    Director; President & Chief Executive            2001
                                           Officer of WMS
William E. McKenna (83)................    Director; General Partner of MCK                 1981
                                           Investment Company
Norman J. Menell (70)..................    Vice Chairman of the Board                       1980
Donna B. More (44).....................    Director; Attorney, More Law Group               2000
Louis J. Nicastro (74).................    Chairman of the Board of WMS                     1981
Neil D. Nicastro (45)..................    Director; Chairman of the Board,                 1986
                                           President, Chief Executive Officer and
                                           Chief Operating Officer of Midway Games
                                           Inc.
Harvey Reich (73)......................    Director; Attorney                               1983
David M. Satz, Jr. (76)................    Director; Attorney, Saiber Schlesinger           1998
                                           Satz & Goldstein
Ira S. Sheinfeld (64)..................    Director; Attorney, Hogan & Hartson, LLP         1993

     WILLIAM C. BARTHOLOMAY has served as President and a director of Near North National Group, insurance brokers in Chicago, Illinois and Chairman of the Board of the Atlanta Braves for more than five years. He has also served as Vice Chairman of Turner Broadcasting System, Inc., a division of AOL-Time Warner, Inc., for more than five years. Mr. Bartholomay was elected a director of WMS in 1981 and is Chairman of our Compensation Committee. Mr. Bartholomay is also a director of Midway Games Inc. ("Midway").

     BRIAN R. GAMACHE served as our President and Chief Operating Officer from April 2000 until June 2001, when he was appointed President and Chief Executive Officer and joined our Board of Directors. Mr. Gamache served as President of the Luxury and Resort Division of Wyndham International from January 1998 until April 2000. He was President and Chief Operating Officer of WHG Resorts & Casinos Inc. ("WHG") from 1997 until January 1998. From 1990 until 1997, Mr. Gamache served in various capacities for WMS's former hotel and resort subsidiaries, rising to the position of President and Chief Operating Officer. At the time of WMS' 1997 spinoff of WHG, Mr. Gamache left WMS to devote his full time to WHG.

     WILLIAM E. MCKENNA has served as a General Partner of MCK Investment Company, Beverly Hills, California for more than five years. He also is a director of Midway and Drexler Technology Corporation. Mr. McKenna has served as a director of WMS since 1981 and is the Chairman of our Audit and Ethics Committee.

     NORMAN J. MENELL has been Vice Chairman of our Board since 1990 and a director since 1980. He has also served as our President (1988-1990), Chief Operating Officer (1986-1990) and Executive Vice President (1981-1988). Mr. Menell is also a director of Midway.

     DONNA B. MORE became a director of WMS in May 2000. She is the principal partner in the More Law Group, Chicago, Illinois, which she founded in June 2000. She was a partner in the law firm of Freeborn and Peters from 1994 until May 2000. Ms. More served for four years as the first Chief Legal Counsel to the Illinois Gaming Board and was formerly an Assistant U.S. Attorney for the Northern District of Illinois. She serves on the Board of Directors of Mandalay Resort Group and is President of the International Association of Gaming Attorneys.

     LOUIS J. NICASTRO has served as our Chairman of the Board since our incorporation in 1974 and has served as Chairman of our Executive Committee since January 2002. He was our Chief Executive Officer from April 1998 until June 2001 and was also President from April 1998 to April 2000. Mr. Nicastro also served as our Chief Executive Officer or Co-Chief Executive Officer from 1974 to 1996 and President (1985-1988 and 1990-1991), among other positions. Mr. Nicastro is a director of Midway, and he held executive positions for Midway from 1988 until 1996. Mr. Nicastro is Neil D. Nicastro's father.

     NEIL D. NICASTRO has been Midway's Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer for more than five years. Mr. Nicastro was also our President, Chief Executive Officer and Chief Operating Officer for more than five years before his resignation from those positions in April 1998. Mr. Nicastro became a director of WMS in 1986, and he remains a director and a consultant to us. He is Chairman of our Nominating Committee. Mr. Nicastro is Louis J. Nicastro's son.

     HARVEY REICH was a member of the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for more than five years until his retirement in July 1998. Mr. Reich was elected a director of WMS in 1983 and is Chairman of our Stock Option Committee. Mr. Reich is also a director of Midway.

     DAVID M. SATZ, JR. has been a member of the law firm Saiber Schlesinger Satz & Goldstein, Newark, New Jersey, for more than five years. Mr. Satz has also served as First Assistant Attorney General for the State of New Jersey and is a former U.S. Attorney for the District of New Jersey. He serves as a Counselor to the International Association of Gaming Attorneys and had formerly served as its President and on its Board of Trustees. Mr. Satz was elected a director of WMS in 1998 and serves as Chairman of our Compliance Committee.

     IRA S. SHEINFELD became a director of WMS in 1993. He has been a member of the law firm of Hogan & Hartson, LLP and its predecessor law firm, Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York, for more than five years. Mr. Sheinfeld is also a director of Midway.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of our common stock present in person or by proxy at the annual meeting is required to elect directors.
                           -------------------------

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS.
                           -------------------------

THE BOARD OF DIRECTORS

     The Board of Directors is responsible for managing our overall affairs. To assist it in carrying out its duties, the Board has delegated specific authority to several committees. Nine of our ten directors are neither officers nor employees of WMS.

     During fiscal 2002, the Board held nine meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the fiscal year.

DIRECTOR COMPENSATION

     We pay a fee of $30,000 per year to each director who is not also an employee of WMS or our subsidiaries, in addition to reimbursement of any expenses incurred for purposes related or incidental to the business of the Company. Each non-employee director who serves as the chairman of any committee of our Board of Directors receives a further fee of $5,000 per year for services in that capacity, and each non-employee member of our Audit and Ethics Committee receives an additional fee of $5,000 per year. David M. Satz, Jr. receives a fee of $5,000 per year for serving as the non-employee director of some of our subsidiaries. Donna B. More receives a fee of $5,000 per year for serving as a member of our Compliance Committee; such fee includes any legal fees which may be incurred in the performance of her duties on this committee.

     Our stock option plans permit the issuance of shares of our common stock under non-qualified stock options which may be granted to non-employee directors of WMS, generally at not less than 100% of the fair market value of the shares on the date of grant. In fiscal 2002, we granted 25,000 options to purchase common stock to each director, excluding Louis J. Nicastro. These options are exercisable as of the date of grant and remain exercisable by the director, his or her family or estate for the full 10-year term of the option, whether the director remains a director of WMS or subsequently retires from the Board of Directors.

     Directors are also entitled to participate, at our expense, in a medical reimbursement plan which is supplementary to their primary medical insurance. In addition, our directors may utilize the corporate aircraft and corporate apartment for purposes related or incidental to the business of the Company.

     Under the terms of the letter agreement, dated June 12, 2001, which terminated our employment agreement with Louis J. Nicastro, we continue to provide Mr. Nicastro with benefits relating to medical, dental and other expenses. In addition, effective March 1, 2002, we issued to Mr. Nicastro a restricted stock grant of 250,000 shares of our common stock held in treasury. The restricted stock grant vests on June 30, 2003, subject to Board of Directors' satisfaction with the fulfillment of specified performance conditions relating to our technology improvement plan. Mr. Nicastro may vote the shares and receive any dividends prior to vesting. Under the terms of the grant, the shares also vest upon death, disability or a change of control.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit and Ethics Committee is currently composed of three independent directors (as independence is defined in Section 303.01(B) of the NYSE listing standards): Messrs. McKenna (Chairman), Bartholomay and Sheinfeld. This Committee meets periodically with the independent auditors and internal personnel to consider the adequacy of internal accounting controls, to receive and review the recommendations of the independent auditors, to recommend the appointment of auditors, to review the scope of the audit and the compensation of the independent auditors, to review our quarterly earnings releases, to review the results of quarterly reviews and the annual audit by our auditors; to review our consolidated financial statements and, generally, to review our accounting policies and to resolve potential conflicts of interest. The Board has adopted a written charter for this committee, and a copy of the charter was included as an appendix to our proxy statement for our January 2001 meeting. The report of this committee is set forth later in this proxy statement. During fiscal 2002, this committee held three meetings.

     The Compensation Committee is currently composed of Messrs. Bartholomay (Chairman) and McKenna. This committee makes recommendations regarding the compensation of senior management personnel. The joint report of this committee and the Stock Option Committee is set forth later in this proxy statement. During fiscal 2002, this committee did not hold any meetings, taking all actions by the unanimous written consent of its members.

     The Compliance Committee is currently composed of Messrs. Satz (Chairman) and Gamache and Ms. More. This Committee identifies and evaluates potential unsuitable situations, among other things, arising in the course of the Company's business that may cause regulatory concern to gaming authorities. During fiscal 2002, this committee held six meetings.

     The Executive Committee is currently composed of Messrs. Louis J. Nicastro (Chairman), Neil D. Nicastro, Bartholomay and McKenna. It may act in lieu of a meeting of the full Board with respect to all matters permitted under the Delaware General Corporation Law and our By-Laws. This Committee monitors the Company's efforts with respect to resolving the Company's technology issues. As chairman of the committee, Mr. Louis J. Nicastro has been authorized to work closely with WMS' management on these issues. During fiscal 2002, this committee held one meeting.

     The Nominating Committee is currently composed of Messrs. Neil D. Nicastro (Chairman) and Bartholomay. This Committee makes recommendations about the nomination of candidates for election to the Board and does not consider recommendations from stockholders. During fiscal 2002, this committee did not hold any meetings, taking all actions by the unanimous written consent of its members.

     The Stock Option Committee is currently composed of Messrs. Reich (Chairman) and McKenna. This Committee determines the timing, pricing and the amount of option grants to be made under the provisions of our stock option plans. See "Stock Option Plans" below. The joint report of this committee and the Compensation Committee is set forth later in this proxy statement. During fiscal 2002, this committee held five meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of our Compensation Committee or Stock Option Committee is or ever was an employee or officer of WMS or any of its subsidiaries. No officer, director or other person had any interlock relationship required to be disclosed in this proxy statement, except that Mr. Bartholomay is President of Near North National Group, insurance brokers, which we retained to provide insurance services during the last fiscal year and propose to retain for insurance services during the current fiscal year. Mr. Bartholomay's son is a consultant to WMS. See "Certain Relationships and Related Transactions -- Other Related Party Transactions" below.

                               EXECUTIVE OFFICERS

     The following individuals were elected to serve in the capacities set forth below until the next Annual Meeting of our Board of Directors or until their respective successors are elected and shall qualify.

NAME                                          AGE                         POSITION
----                                          ---                         --------
Brian R. Gamache..........................    43     President and Chief Executive Officer
Scott D. Schweinfurth.....................    48     Executive Vice President, Chief Financial Officer
                                                     and Treasurer
Orrin J. Edidin...........................    41     Executive Vice President, General Counsel,
                                                     Secretary and Chief Operating Officer
Robert R. Rogowski........................    44     Vice President of Finance and Controller
Seamus M. McGill..........................    51     Executive Vice President, Worldwide Sales and
                                                     Marketing of WMS Gaming Inc.

     The principal occupation and employment experience of Brian R. Gamache during the last five years is described on page 6 above.

     SCOTT D. SCHWEINFURTH, 48, joined us in April 2000, assuming the offices of Executive Vice President, Chief Financial Officer and Treasurer. He is a certified public accountant and was, from 1996 until March 2000, Senior Vice President, Chief Financial Officer and Treasurer of Alliance Gaming Corporation, a diversified gaming company. Mr. Schweinfurth also acted as Managing Director of Alliance's Germany-based Bally Wulff subsidiary from November 1999 to March 2000.

     ORRIN J. EDIDIN, 41, joined us in 1997 and served as our Vice President, Secretary and General Counsel from 1997 until September 2001, when he became our Executive Vice President, General Counsel, Secretary and Chief Operating Officer. Mr. Edidin also served as Vice President, Secretary and General Counsel of Midway from 1997 to May 2000. Mr. Edidin is a Trustee of the International Association of Gaming Attorneys and the Vice President of the Association of Gaming Equipment Manufacturers.

     ROBERT R. ROGOWSKI, 44, joined us in 1992 as Director of Internal Audit, becoming Vice President of Finance of WMS Gaming in 1996 and our Vice President of Finance and Controller in April 2000. He is a certified public accountant.

     SEAMUS M. MCGILL, 51, joined us in August 1998 as the Vice President of Worldwide Sales of our wholly-owned subsidiary, WMS Gaming Inc. In September 2001, he became the Executive Vice President of Worldwide Sales and Marketing of WMS Gaming Inc. Prior to joining WMS, Mr. McGill served as Executive Vice President for Mikohn Gaming Corporation, a diversified gaming company, from 1995 to August 1998.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth the compensation earned during the fiscal years ended June 30, 2002, 2001 and 2000 by our Chief Executive Officer and our four next most highly compensated executive officers whose fiscal 2002 salary and bonus exceeded $100,000. Mr. Edidin served as an employee of both WMS and Midway until May 2000, and the table sets forth the aggregate employment compensation paid to him by WMS and Midway through such date.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                     COMPENSATION AWARDS
                                                                                 ---------------------------
                                              ANNUAL COMPENSATION                 SECURITIES     ALL OTHER
                                  --------------------------------------------    UNDERLYING    COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)      OTHER ($)   OPTIONS (#)        ($)
  ---------------------------     ----   ----------   ---------      ---------   -----------    ------------
Brian R. Gamache................  2002    550,000      500,000            --       200,000        534,707(2)
  President and                   2001    375,000      520,000        43,737(3)    175,000             --
  Chief Executive Officer(1)      2000     86,538      144,932(4)         --       250,000             --
Scott D. Schweinfurth...........  2002    310,000      116,250            --        50,000             --
  Executive Vice President,       2001    275,000      218,750        41,538(3)     75,000             --
  Chief Financial Officer and     2000     52,661       49,796(4)         --       100,000             --
  Treasurer(5)
Orrin J. Edidin.................  2002    280,000      105,000            --        50,000             --
  Executive Vice President,       2001    250,000      260,000            --        75,000        238,995(6)
  General Counsel, Secretary      2000    217,305       75,000            --       100,000(7)     147,112(6)
  and Chief Operating Officer
Robert R. Rogowski..............  2002    166,615       42,000            --        10,000             --
  Vice President of               2001    160,000       70,000            --        10,000             --
  Finance and Controller          2000    124,192       48,000            --        30,000         54,502(6)
Seamus M. McGill................  2002    280,000      105,000            --        50,000             --
  Executive Vice President of
  Worldwide Sales and Marketing
  of WMS Gaming Inc.(8)

-------------------------
(1) Mr. Gamache joined WMS on April 10, 2000.

(2) Represents amounts accrued for death, disability and retirement benefits, as provided in Mr. Gamache's employment agreement dated June 15, 2001. See also "Employment Agreements". This amount also includes amounts accrued for the period of June 15, 2001 to June 30, 2001 of fiscal year 2001.

(3) Represents reimbursement for the payment of taxes related to relocation expenses paid during fiscal 2001.

(4) Includes signing bonuses of $100,000 for Mr. Gamache and $25,000 for Mr. Schweinfurth.

(5) Mr. Schweinfurth joined WMS on April 19, 2000.

(6) Represents cash payments relating to adjustments to WMS stock options due to our 1998 spinoff of Midway. The adjustment is based on a valuation of our common stock at the average of the high and low sale prices on the NYSE on April 3, 1998, the last day of trading prior to the 1998 spinoff of Midway.

(7) Does not include Midway stock options, all of which were granted at an exercise price equal to market value on the date of grant. In fiscal 2000, Mr. Edidin received options to purchase 65,000 shares of Midway common stock.

(8) Mr. McGill was promoted to Executive Vice President of Worldwide Sales and Marketing of our subsidiary, WMS Gaming Inc., on September 18, 2001 from his former position of Vice President of Worldwide Sales of WMS Gaming.

     The following table sets forth information with respect to options to purchase common stock granted in fiscal 2002 under our stock option plans to persons named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                 INDIVIDUAL GRANTS (#)                                        VALUE AT ASSUMED
                             -----------------------------                                  ANNUAL RATES OF STOCK
                                             % OF TOTAL                                    PRICE APPRECIATION FOR
                                           OPTIONS GRANTED                                     OPTION TERM(1)
                               OPTIONS     TO EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -----------------------
NAME                         GRANTED (#)     FISCAL YEAR       ($/SHARE)         DATE        5% ($)      10% ($)
----                         -----------   ---------------   --------------   ----------     ------      -------
Brian R. Gamache...........  175,000(2)         13.7             19.51         08/09/11    2,147,250    5,440,750
                              25,000(3)          2.0             14.28         05/09/12      224,500      569,000
Scott D. Schweinfurth......   50,000(4)          3.9             14.28         05/09/12      449,000    1,138,000
Orrin J. Edidin............   50,000(4)          3.9             14.28         05/09/12      449,000    1,138,000
Robert R. Rogowski.........   10,000(5)    less than 1.0         14.28         05/09/12       89,800      227,600
Seamus M. McGill...........   50,000(4)          3.9             14.28         05/09/12      449,000    1,138,000

-------------------------
(1) The assumed appreciation rates are set under the rules and regulations promulgated under the Securities Exchange Act of 1934 and are not derived from the historical or projected prices of our common stock.

(2) This option becomes exercisable for up to 33.3%, 66.6% and 100% of the option grant upon the first, second and third anniversaries, respectively, of the date of grant.

(3) This option is immediately exercisable as of the date of grant.

(4) This option becomes exercisable for 100% of the option grant upon the first anniversary of the date of grant.

(5) This option becomes exercisable for up to 25%, 50%, 75% and 100% of the option grant upon the first, second, third and fourth anniversaries, respectively, of the date of grant.

     The following table sets forth information about the exercise of options to purchase our common stock during fiscal 2002 and the number and assumed values of stock options owned by persons named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL-YEAR-END OPTION VALUES

                                                                           NUMBER OF               VALUE OF
                                                                     SECURITIES UNDERLYING       UNEXERCISED
                                                                      UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                          SHARES                        AT 6/30/02 (#)        AT 6/30/02 ($)(1)
                                       ACQUIRED ON       VALUE           EXERCISABLE/            EXERCISABLE/
                NAME                   EXERCISE (#)   REALIZED ($)       UNEXERCISABLE          UNEXERCISABLE
                ----                   ------------   ------------   ---------------------   --------------------
Brian R. Gamache.....................      -0-            -0-           254,998/295,002        182,181/397,506
Scott D. Schweinfurth................      -0-            -0-           100,000/100,000        103,125/206,250
Orrin J. Edidin......................      -0-            -0-           110,000/100,000        181,250/206,250
Robert R. Rogowski...................      -0-            -0-            13,900/ 34,500         58,000/ 51,750
Seamus M. McGill.....................      -0-            -0-            71,750/107,500         83,906/299,438

-------------------------
(1) Based on the closing price of our common stock on the NYSE on June 28, 2002, which was $12.25.

STOCK OPTION PLANS

     We currently have the following stock option plans in effect: the 1991, 1993, 1994 and 2000 Stock Option Plans, each of which was approved by our stockholders, and the 1998 and 2000 Non-Qualified Stock Option Plans, which were not approved by our stockholders. A 2002 Stock Option Plan has been adopted by our

Board of Directors and is being proposed for ratification by our stockholders. All of these plans are referred to, collectively, as the "Plans". The Plans permit us to grant options to purchase shares of our common stock. These options may be granted as incentive stock options, designed to meet the requirements of
Section 422 of the Internal Revenue Code, except for options granted under the 1998 and 2000 Non-Qualified Stock Option Plans, or they may be "non-qualified" options that do not meet the requirements of that section.

     The purpose of each of the Plans is to encourage our employees and, under some of the Plans, non-employee directors, consultants and advisors to acquire a proprietary interest in our common stock and to enable these individuals to realize benefits from an increase in the value of our common stock. We believe that this benefit provides these individuals with greater incentive and encourages their continued provision of services to us and, generally, promotes our interests and those of our stockholders. The Stock Option Committee determines which of the eligible directors, officers, employees, consultants and advisors receive stock options, the terms, including applicable vesting periods, of the options, and the number of shares for which options are granted. The option price per share with respect to each option is determined by the Stock Option Committee and generally is not less than the fair market value of our common stock of the date that the option is granted. The Plans each have a term of ten years, unless terminated earlier.

     The following is a summary of the securities authorized for issuance under our equity compensation plans as of June 30, 2002:

                              (A) NUMBER OF SECURITIES    (B) WEIGHTED-AVERAGE    (C) NUMBER OF SECURITIES REMAINING
                             TO BE ISSUED UPON EXERCISE    EXERCISE PRICE OF     AVAILABLE FOR FUTURE ISSUANCE UNDER
                              OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,   EQUITY COMPENSATION PLANS (EXCLUDING
PLAN CATEGORY                   WARRANTS AND RIGHTS       WARRANTS AND RIGHTS    SECURITIES REFLECTED IN COLUMN (A))
-------------                --------------------------   --------------------   ------------------------------------
Equity compensation plans
  approved by
  stockholders.............          1,099,568                   $12.91                        380,170
Equity compensation plans
  not approved by
  stockholders.............          2,331,489                   $15.61                          7,061
     Total.................          3,431,057                   $14.74                        387,231

     The 2002 Stock Option Plan, which has been adopted by our Board of Directors and is being proposed for ratification by our stockholders is not included in the above table. Under that plan, we have no options outstanding, and 1,500,000 options available for grant.

     The average exercise price of outstanding options, at September 17, 2002, was approximately $14.74 per share. Of the 3,431,057 options outstanding on September 17, 2002, 1,695,433 were held by our officers and directors.

          JOINT REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                     ON FISCAL 2002 EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for making recommendations to our Board of Directors regarding the compensation of senior management personnel. To the extent that stock options form a portion of a compensation package, the Compensation Committee works together with the Stock Option Committee, which is responsible for determining stock option grants and awards.

     It is the policy of the Compensation and Stock Option Committees to provide attractive compensation packages to senior management so as to motivate them to devote their full energies to our success, to reward them for their services and to align the interests of senior management with the interests of stockholders. Our executive compensation packages are comprised primarily of base salaries, annual contractual and discretionary cash bonuses, stock options and retirement and other benefits. It is the philosophy of the Compensation Committee that WMS be staffed with a small number of well-compensated senior management personnel.

     In general, the level of base salary is intended to provide appropriate basic pay to senior management taking into account their historical contributions to our success, each person's unique value and the recommendation of the Chief Executive Officer. The amount of any discretionary bonus is subjective but is generally based on our actual financial performance in the preceding fiscal year, the special contribution of the executive to this performance and the overall level of the executive's compensation including other elements of the compensation package. Contractual bonuses are likewise designed to give effect to one or more of these factors. We also have used stock options, which increase in value only if our common stock increases in value, and which terminate a short time after an executive leaves, as a means of long-term incentive compensation. The Stock Option Committee determines the size of stock option grants to our executive officers and other employees on an individual, discretionary basis in consideration of financial corporate results and each recipient's performance, contributions and responsibilities without assigning specific weight to any of these factors.

     Our President and CEO, Brian R. Gamache, receives a salary, a bonus based on a percentage of our pre-tax income and various retirement and other benefits, under a negotiated formula set forth in his employment agreement. Mr. Gamache's employment agreement provides for discretionary cash bonuses and reflects the same compensation philosophy described above.

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the chief executive officer or any of the four most highly paid senior executive officers in excess of one million dollars per year if it is paid under qualifying performance-based compensation plans approved by stockholders. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Total compensation of some of our officers may be paid under plans or agreements that have not been approved by stockholders and may exceed one million dollars in a particular fiscal year. We will not be able to deduct these excess payments for income tax purposes. The Compensation Committee considers, on a case by case basis, how the Budget Act will affect our compensation plans and contractual and discretionary cash compensation.

The Compensation Committee:                      The Stock Option Committee:
  William C. Bartholomay, Chairman                 Harvey Reich, Chairman
  William E. McKenna                               William E. McKenna

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares, for the five fiscal years ended June 30, 2002, the yearly percentage change in cumulative total stockholder return on our common stock with the cumulative total return of (1) the Standard and Poor's 500 Stock Index ("S&P 500") and (2) an index of selected issuers in our industry ("Peer Group"), composed of Alliance Gaming Corp., Aristocrat Leisure(1), International Game Technology, Mikohn Gaming Corporation, and Shuffle Master Inc. The graph assumes an investment of $100 at the market close on June 30, 1997 in our common stock and $100 invested at that time in each of the indexes and the reinvestment of dividends where applicable. The 1997 spinoff of WHG Resorts & Casinos resulted in an adjustment to total stockholder return as a reinvested dividend of $2.25. The 1998 Midway spinoff resulted in an adjustment to total stockholder return as a reinvested dividend of $27.10.

                               [GRAPHIC OMITTED]

-------------------------------------------------------------------------------------------------------------------------
                             1997            1998            1999            2000            2001            2002
-------------------------------------------------------------------------------------------------------------------------
       WMS                 $100.00         $105.05         $426.49         $387.29         $807.06         $307.32
-------------------------------------------------------------------------------------------------------------------------
       S&P 500             $100.00         $130.16         $159.78         $171.36         $145.95         $119.70
-------------------------------------------------------------------------------------------------------------------------
       Peer Group(1)       $100.00         $134.99         $100.61         $158.00         $306.36         $279.70
-------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) Aristocrat Leisure was added to our Peer Group for this proxy statement. Aristocrat Leisure purchased Casino Data Systems, a former member of our Peer Group, during fiscal 2001. We removed Anchor Gaming from our Peer Group because it was purchased by International Game Technology in fiscal 2002.

                             EMPLOYMENT AGREEMENTS

     We employ Brian R. Gamache under the terms of an Employment Agreement dated June 15, 2001. He receives salary at the rate of $550,000 per year, or a greater amount if determined by the Board of Directors. Under the agreement, Mr. Gamache is also entitled to a bonus in an amount equal to the lesser of $1 million or a percentage of our pre-tax income and various retirement and other benefits, under a negotiated formula set forth in his employment agreement. Mr. Gamache's employment agreement also provides for discretionary cash bonuses. Prior to fiscal 2003, Mr. Gamache had requested that we make quarterly advances against the bonus in amounts as mutually agreed upon by Mr. Gamache and WMS. In fiscal 2002, Mr. Gamache received an aggregate of $170,000 of advances, none of which is currently outstanding. WMS will not make future advances to the extent that they are prohibited by the Sarbanes-Oxley Act of 2002. Mr. Gamache may participate in all benefit plans and perquisites generally available to our senior executives. Additionally, Mr. Gamache is entitled to receive any special bonuses that may be determined by the Board of Directors. Under the agreement, on August 9, 2001, Mr. Gamache was granted options to purchase 175,000 shares of our common stock. Such options have an exercise price of $19.51 and become exercisable for one-third of the grant on each anniversary of the date of grant. In addition, at the end of each fiscal year, Mr. Gamache is entitled to receive additional grants of 100,000 options, subject to the same vesting schedule, if WMS achieves or exceeds diluted earnings per share of 1.15 times those of the previous fiscal year. The agreement expires on June 30, 2004, subject to automatic extensions so that the term of Mr. Gamache's employment shall at no time be less than three years.

     In addition, Mr. Gamache or his estate is entitled to receive death, retirement and disability benefits. In the event of Mr. Gamache's death, his designated beneficiaries will continue to receive salary payments for a period of six months after the date of death. In addition, Mr. Gamache will receive death and retirement benefits, payable in installments, equal to one-half of Mr. Gamache's salary at the time of death or retirement, but not less than $275,000 per annum for a term that is the lesser of: (i) 10 years, or (ii) the number of years Mr. Gamache is employed by WMS, beginning March 21, 2000. If Mr. Gamache is disabled for more than ninety consecutive days or six months in any 12-month period during the term of the agreement, and Mr. Gamache is not able to resume his duties within 30 days of notice of disability, Mr. Gamache's employment terminates, and he is entitled to receive retirement benefits under the agreement.

     We may terminate the agreement "for cause," which means:

     - conviction of a felony or any other crime involving fraud, larceny or dishonesty;

     - failure to follow a reasonable direction of our Board of Directors;

     - commission of any dishonest, willful or grossly negligent act, which may adversely affect us or our business relationships; and

     - failure or refusal to provide accurate information to and cooperate with any governmental agencies regulating our business.

     The employment agreement may be terminated, at the election of Mr. Gamache, upon the occurrence without his prior written consent of any one or more of the following events:

     - the material breach by WMS of any material provision of the agreement, after Mr. Gamache has provided us with notice thereof and a reasonable opportunity to cure such breach;

     - the placement of Mr. Gamache in a position of lesser status, the assignment to Mr. Gamache of duties inconsistent with his current positions with us or his duties, or the requirement that Mr. Gamache report to anyone other than the Board;

     - the discontinuance or reduction (from the highest level in effect during the term of the employment agreement) of base salary payable to Mr. Gamache;

     - Mr. Gamache is removed from or not re-elected as a member of our Board of Directors of WMS; or

     - we move our headquarters to a location other than the present Waukegan, Illinois location or our 3401 North California Avenue, Chicago, Illinois facility without Mr. Gamache's consent so that such headquarters are located more than 40 miles farther from his current place of residence than our headquarters are presently located.

     If any of these events occurs or if we are considered to have wrongfully terminated Mr. Gamache's employment agreement, then we would be obligated to pay Mr. Gamache (a) a lump sum payment equal in amount to Mr. Gamache's base salary through the date of termination, less any payments previously made; (b) the pro rata bonus which would have been payable during the current year (c) an amount equal to three times the sum of one year's base salary and one year's bonus; and
(d) the retirement benefits which would have been payable in the event of retirement on the date of termination.

     The employment agreement may also be terminated at the election of Mr. Gamache if the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Gamache gives us notice of termination within 60 days, then in lieu of any other rights under the agreement, (a) all of Mr. Gamache's unvested stock options will immediately vest; (b) we will be required to pay him a lump sum of three times his base salary and one year's bonus; (c) all of his retirement benefits would be payable as if he had retired on such date of change of control; and (d) all health benefits provided to Mr. Gamache under the agreement shall continue for 18 months thereafter. In the event of (a) Mr. Gamache's death; (b) Mr. Gamache's termination by reason of permanent disability; (c) any change of control; or (d) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities on July 16, 2001, acquiring more than 25% of our outstanding shares, all of Mr. Gamache's unexpired unvested options immediately vest.

     If payments made to Mr. Gamache under the employment agreement after a change of control are considered "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986 (the "Code"), additional compensation is required to be paid to Mr. Gamache to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Under Section 4999 of the Code, in addition to income taxes, the recipient of "excess parachute payments" is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change of control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change of control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us.

     We employ Scott D. Schweinfurth under the terms of an Employment Agreement, dated as of May 19, 2000, amended on June 4, 2001, and further amended on November 15, 2001. The employment agreement, as amended, provides for salary at the rate of $275,000 per year, or a greater amount as may be determined by us. Mr. Schweinfurth may receive annual discretionary bonuses of up to 75% of his base salary, depending on performance criteria, and he received a signing bonus of $25,000 and relocation expenses. Additionally, Mr. Schweinfurth may participate in all benefit plans generally available to executive employees and is provided with life insurance coverage in the amount of $1,000,000 or whatever lesser amount is available at an annual premium not to exceed $3,000. The agreement is subject to automatic extensions so that the term of Mr. Schweinfurth's employment shall at no time be less than three years. We may terminate the agreement upon 30 days written notice for cause. The employment agreement may also be terminated at the election of Mr. Schweinfurth upon 30 days written notice for material breach. It may also be terminated by Mr. Schweinfurth if the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Schweinfurth gives us notice of termination within 60 days, then in lieu of any other rights under the agreement, all of Mr. Schweinfurth's unvested stock options will immediately vest, and we will be required to pay him a lump sum of three times his base salary. In the event of (a) Mr. Schweinfurth's death; (b) Mr. Schweinfurth's termination by reason of permanent disability; (c) any change of control; or (d) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of November 15, 2001, acquiring more than 25% of our outstanding shares, all of Mr. Schweinfurth's unexpired unvested options immediately vest. If the agreement terminates by reason of death, disability or material breach by us, or if we terminate the agreement other than for cause, we are required to pay Mr. Schweinfurth or his legal representatives an amount equal to all cash compensation that would otherwise be payable to him until the expiration of the extended term of the agreement. If any portion of the amount paid to Mr. Schweinfurth is subject to the excise tax imposed by Section 4999 of the Code, then additional compensation is required to be paid to him to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

     We employ Orrin J. Edidin under the terms of an Employment Agreement dated as of May 8, 2000, amended on June 4, 2001, and further amended on November 15, 2001. The employment agreement, as amended, provides for salary at the rate of $250,000 per year, or a greater amount as may be determined by us. Mr. Edidin may receive annual discretionary bonuses of up to 75% of his base salary, depending on performance criteria. Mr. Edidin also received a bonus of $125,000 for serving us through October 30, 2000. Additionally, Mr. Edidin may participate in all benefit plans generally available to executive employees and is provided with life insurance coverage in the amount of $1,000,000 or whatever lesser amount is available at an annual premium not to exceed $3,000. The agreement is subject to automatic extensions so that the term of Mr. Edidin's employment shall at no time be less than three years. We may terminate the agreement upon 30 days written notice for cause. The employment agreement may also be terminated at the election of Mr. Edidin upon 30 days written notice for material breach. It may also be terminated by Mr. Edidin if the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Edidin gives us notice of termination within 60 days, then in lieu of any other rights under the agreement, all of Mr. Edidin's unvested stock options will immediately vest, and we will be required to pay him a lump sum of three times his base salary. In the event of (a) Mr. Edidin's death; (b) Mr. Edidin's termination by reason of permanent disability; (c) any change of control; or (d) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of November 15, 2001, acquiring more than 25% of our outstanding shares, all of Mr. Edidin's unexpired unvested options immediately vest. If the agreement terminates by reason of death, disability or material breach by us, or if we terminate the agreement other than for cause, we are required to pay Mr. Edidin or his legal representatives an amount equal to all cash compensation that would otherwise be payable to him until the expiration of the extended term of the agreement. If any portion of the amount paid to Mr. Edidin is subject to the excise tax imposed by Section 4999 of the Code, then additional compensation is required to be paid to him to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

     We employ Robert R. Rogowski under the terms of an Employment Agreement dated May 1, 2000. The employment agreement provides for salary at the rate of $160,000 per year, or a greater amount as may be determined by us. Mr. Rogowski may receive annual discretionary bonuses of up to 50% of his base salary, depending on performance criteria. Additionally, Mr. Rogowski may participate in all benefit plans generally available to executive employees. The agreement is subject to automatic extensions so that the term of Mr. Rogowski's employment shall at no time be less than one year. We may terminate the agreement, effective upon the occurrence of any of the following events: (a) Mr. Rogowski's material failure to perform his obligations under the agreement; (b) Mr. Rogowski's death or disability for a period of three consecutive months; (c) Mr. Rogowski's failure to follow our Ethics and Conflicts of Interest Policy, as amended from time to time; and (d) in the event that Mr. Rogowski shall act in a manner which is (i) in violation of the criminal laws of the United States or any state therein, or (ii) likely to result in the loss of one of our gaming licenses or the inability to become so licensed. The employment agreement may also be terminated by Mr. Rogowski if the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. Rogowski gives us notice of termination within 60 days, then in lieu of any other rights under the agreement, all of Mr. Rogowski's unexpired options would immediately vest, and we will be required to pay him the lesser amount of (i) a lump sum of his base salary; or (ii) the maximum amount which could be payable to Mr. Rogowski without any portion of such amount being subject to the excise tax imposed by Section 4999 of the Code.

     We employ Seamus M. McGill through our wholly-owned subsidiary, WMS Gaming Inc., under the terms of an Amended and Restated Employment Agreement dated February 1, 2001, and further amended on November 15, 2001. The employment agreement provides for salary at the rate of $250,000 per year, or a greater amount as may be determined by us. Mr. McGill may receive annual discretionary bonuses of up to 75% of his base salary, depending on performance criteria. Additionally, Mr. McGill may participate in all benefit plans generally available to executive employees. The agreement is subject to automatic extensions so that the term of Mr. McGill's employment shall at no time be less than two years. We may terminate the agreement, effective upon the occurrence of any of the following events: (a) Mr. McGill's material failure to perform his obligations under the agreement; (b) Mr. McGill's death or disability for a period of three consecutive months; (c) Mr. McGill's failure to follow our Ethics and Conflicts of Interest Policy, as amended from time to time; and (d) in the event that Mr. McGill shall act in a manner which is (i) in violation of the criminal laws of the United States or any state therein, or (ii) likely to result in the loss of one of our gaming licenses or the inability to become so licensed. The employment agreement may also be terminated by Mr. McGill if the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board. If such a change of control occurs, and Mr. McGill gives us notice of termination within 60 days, then in lieu of any other rights under the agreement, all of Mr. McGill's unexpired options would immediately vest, and we will be required to pay him the lesser amount of (i) a lump sum equal to his base salary; or (ii) the maximum amount which could be payable to Mr. McGill without any portion of such amount being subject to the excise tax imposed by
Section 4999 of the Code. In the event of (a) Mr. McGill's death; (b) Mr. McGill's termination by reason of permanent disability; (c) any change of control; or (d) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of November 15, 2001, acquiring more than 25% of our outstanding shares, all of Mr. McGill's unexpired unvested options immediately vest.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH MIDWAY

     Midway was formerly a wholly-owned subsidiary of ours. Since we distributed all of our Midway stock to our stockholders in April 1998, we do not own any Midway common stock. Seven of Midway's directors are also directors of ours, including Louis J. Nicastro and Neil D. Nicastro, the Chief Executive Officer of Midway. See "Proposal 1 -- Election of Directors."

     As of June 19, 2002, we terminated our lease with Midway and sold our 2704
W. Roscoe Street and 3289 N. California Ave., Chicago, Illinois properties to Midway at an aggregate price of $2.3 million. In connection with the sale, the parties also entered into agreements regarding the use of various parking lot areas near their Chicago facilities.

     In connection with our spinoff of Midway, we entered into a number of agreements with Midway, each dated as of April 6, 1998. Under a Settlement and Temporary Services Agreement, dated as of August 31, 2001, and amended on June 28, 2002, we have amended some of these agreements. The remaining material agreements between Midway and us dated as of April 6, 1998, as so amended, are described below:

     Confidentiality and Non-Competition Agreement. Under this agreement, Midway or we may designate business information as confidential, and the other party must use its best efforts to keep this information confidential. The agreement also includes a five-year non-competition clause, which expires in April 2003.

     Third Parties Agreement. This agreement governs the treatment of the numerous arrangements with third parties with respect to game development, licensing and other matters. Under the agreement, Midway and we allocate the rights and obligations under third party arrangements so that the party receiving the benefits will bear the burdens of those agreements. The agreement will remain in effect as long as any prior third party arrangements remain outstanding.

     Tax Separation Agreement. Until the Midway spinoff, Midway had been a member of the consolidated group of corporations of which WMS was the common parent for federal income tax purposes. Therefore,

Midway is jointly and severally liable for any federal tax liability of the WMS group for the period that it was part of the WMS group. The agreement sets forth the parties' respective liabilities for federal, state and local taxes, among other things, including: (a) the filing of tax returns with federal, state and local authorities; (b) the carryover of any tax benefits of Midway; (c) the treatment of the deduction attributable to the exercise of stock options to purchase our common stock which are held by employees or former employees of Midway and any other similar compensation related tax deductions; (d) the treatment of certain net operating loss carrybacks; (e) the treatment of audit adjustments; and (f) procedures with respect to any proposed audit adjustment or other claim made by any taxing authority with respect to a tax liability of Midway or any of its subsidiaries. In fiscal 2001, WMS paid to Midway an amount equal to demonstrated tax benefits lost to Midway relating to the exercise or adjustment of WMS options held by Midway employees. If Midway is able to receive the tax benefits from these options or if there is a change of control of Midway, Midway will pay to WMS some or all of this amount.

     Tax Indemnification Agreement. This agreement provides for indemnification if the Midway spinoff fails to qualify under Section 355 of the Code. Midway will indemnify WMS if any action that it takes causes the spinoff to fail to qualify under Section 355 of the Code, against any taxes, interest, penalties and additions to tax imposed upon or incurred by the WMS Group or any member. WMS will indemnify Midway and its subsidiaries against taxes, interest, penalties and additions to tax resulting from the spinoff, other than any of these liabilities for which Midway is required to indemnify WMS.

     We also have the following older agreements with Midway:

     Tax Sharing Agreement. This agreement is dated July 1, 1996 and remains in effect, except to the extent described in the Tax Separation Agreement referred to above. Under this agreement, WMS and Midway have agreed upon a method for:
(a) determining the amount which Midway must pay to WMS in respect of federal income taxes; (b) compensating any member of the WMS Group for use of its net operating losses, tax credits and other tax benefits in arriving at the WMS Group tax liability as determined under the federal consolidated return regulations; and (c) providing for the receipt of any refund arising from a carryback of net operating losses or tax credits from subsequent taxable years and for payments upon subsequent adjustments.

     Patent License Agreement. We entered into a patent license agreement dated July 1, 1996 with Midway under which each party licensed to the other, on a perpetual, royalty-free basis, some patents used in the development and manufacture of both coin-operated video games and video lottery terminals and other gaming machines.

OTHER RELATED PARTY TRANSACTIONS

     Under a consulting agreement with Neil D. Nicastro, Mr. Nicastro renders services to us that our Board of Directors, the Chairman of the Board or our Chief Executive Officer may reasonably request. The term of the consulting agreement is automatically renewable for successive one-year terms unless either party shall give notice of termination not less than six months prior to the end of the term then in effect. We pay Mr. Nicastro $1,000 per month for his services under the consulting agreement.

     Ira S. Sheinfeld, one of our directors, is a member of the law firm of Hogan & Hartson, LLP, which recently merged with his former firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP. We retained the firm to provide tax services during the last fiscal year and have retained them for tax services during the current fiscal year.

     Donna B. More, one of our directors, is a member of the More Law Group law firm, which we retained to provide legal services during the last fiscal year and have retained for legal services during the current fiscal year. See also "Director Compensation." Payments by WMS to the More Law Group during fiscal 2002 were $43,333, which represented approximately 5% of the gross revenue of this law firm during its last fiscal year.

     William C. Bartholomay, one of our directors, is President of Near North National Group, insurance brokers, which we retained to provide insurance services during the last fiscal year and have retained for insurance services during the current fiscal year.

     In January 2002, we retained William T. Bartholomay to provide consulting services related to new market research during the last fiscal year and continue to retain him during the current fiscal year. In fiscal year 2003, we expect to pay William T. Bartholomay $80,000. We have also provided, and expect to continue to provide, Mr. Bartholomay with insurance benefits similar to those benefits we provided to our employees. William T. Bartholomay is the son of our director, William C. Bartholomay.

              PROPOSAL 2 -- RATIFICATION OF 2002 STOCK OPTION PLAN

     On August 8, 2002, our Board of Directors, subject to the approval of our stockholders, adopted our 2002 Stock Option Plan (the "Plan") covering an aggregate of 1,500,000 shares of our common stock. Under our existing stock option plans, as of September 17, 2002, options to purchase 3,431,057 shares were unexercised, and options to purchase 387,231 were available for grant. The total of the shares underlying options outstanding and options available for grant represented 14.7% of the total of our outstanding common stock, as of September 17, 2002, assuming the exercise of all such options.

     The Board has deemed that it is in our best interest to establish the Plan. The purpose of the Plan is to provide our employees, directors, independent contractors and consultants an opportunity to acquire a proprietary interest in our business by means of grants of options to purchase our common stock in order to provide a closer matching of their interests with ours and our stockholders. It is the opinion of the Board that by providing the opportunity to acquire an equity investment in WMS to persons involved in our success, the Plan will maintain and strengthen their desire to remain with us, stimulate their efforts on our behalf, and also attract other qualified personnel to become employed by or otherwise become associated with us.

     We have not yet granted any options under the Plan. Subject to stockholder ratification of the Plan, the shares underlying the Plan will be listed for trading on the New York Stock Exchange and registered under the Securities Act of 1933.

     The closing sale price of our common stock on September 17, 2002 was $15.11 per share. As of September 1, 2002, we had a total of approximately 825 employees and nine non-employee directors. We expect that only a few consultants and advisors will ever be granted options under the Plan.

SUMMARY OF THE PLAN

     Administration of the Plan. The Plan is administered by the Stock Option Committee (the "Committee") of our Board of Directors. The Committee consists of two or more persons who are appointed annually by our Board, each of whom is a "non-employee director" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as that term is defined under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Committee members may be removed by our Board of Directors at any time. Except as otherwise specified in the Plan, the Committee makes all decisions under the Plan, including:

     - to whom among those eligible and the time or times at which, options will be granted;

     - the number of shares to be subject to each option;

     - whether an option is an incentive stock option or a non-qualified stock option;

     - the manner in and price at which options may be exercised; and

     - whether stock appreciation rights are associated with those options.

     In making these decisions, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to our business and any other factors that the Committee believes is relevant. Options are designated at the time of grant as either "incentive stock options" intended to qualify under Section 422 of the Code or "non-qualified stock options" which do not qualify under that section. The differences in tax treatment of qualified and non-qualified options are described below.

     Our Board of Directors may amend, suspend or terminate the Plan at any time, except that no amendment may be adopted without the approval of stockholders which would materially:

     - increase the benefits provided in the Plan;

     - increase the number of shares issuable upon the exercise of options granted under the Plan; or

     - modify the eligibility requirements for participation in the Plan.

     The amendment or termination may not adversely affect the rights of a holder without his or her consent.

     Unless the Plan is terminated earlier by our Board, the Plan will terminate on August 7, 2012.

     Shares Subject to the Plan. Subject to the adjustments described below, no more than 1,500,000 shares of our common stock may be issued upon the exercise of options granted under the Plan. If an option expires without having been exercised in full, the unpurchased shares subject to that option will be available again for purposes of the Plan. No employee may receive options in any calendar year to purchase more than 425,000 shares. Stock appreciation rights may be granted in conjunction with the grant of an option. Not more than 50% of the shares covered by the option may include stock appreciation rights.

     The total number of shares of our common stock that may be allocated under options granted under the Plan or that may be allocated to any one employee, the number of shares subject to outstanding options, the exercise price for the options and other terms and conditions of options may be equitably adjusted by the Committee in the event of corporate transactions, including a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase or exchange of shares or other securities or other similar event. In addition, if we are involved in a merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction, the options granted under the Plan will be substituted for comparable options, adjusted or, under some conditions, will terminate, subject to the right of the option holder to exercise the option prior to that event.

     Participation. The Committee is authorized to grant incentive stock options only to our employees and those of our subsidiaries. All of our employees and directors, and those of our subsidiaries, and consultants and advisors providing services to us or to our subsidiaries are eligible to receive non-qualified stock options under the Plan.

     Option Price. The exercise price of each option is determined by the Committee but may not, in any case, be less than the fair market value of the shares of our common stock on the date of grant. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of our stock, then the exercise price may not be less than 110% of the fair market value of our common stock covered by the incentive stock option on the date the option is granted.

     Transferability. Incentive stock options granted under the Plan are not transferable except by will or under the laws of descent and distribution. Non-qualified stock options may be transferable, at the discretion of the Committee, to the extent specified in the optionee's option agreement.

     Term of Options. The Committee has the discretion to fix the term of each option granted under the Plan, except that the maximum length of term of each option is 10 years (five years in the case of incentive stock options granted to an employee who owns over 10% of the total combined voting power of all classes of our stock), subject to earlier termination as provided in the Plan.

     Acquisition of Shares. To assist an optionee in the acquisition of shares of common stock upon the exercise of an option granted under the Plan, the Committee may authorize, among other things:

     - our extension of a loan to the optionee;

     - the payment by the optionee of the exercise price in installments; or

     - our guarantee of a loan obtained by the optionee from a third party.

     In the case of incentive stock options, the rate of interest of any loans from or guaranteed by us may not be less than the higher of the prime rate of a commercial bank of recognized standing or the rate of interest required to avoid the imputation of interest for federal income tax purposes. Subject to applicable holding periods, and if it would not cause adverse accounting effects, our common stock may be used to pay the exercise price of options. We are not required to deliver shares upon exercise of an option until we receive payment in full of the exercise price and unless the shares may be issued and delivered under applicable securities law and stock exchange rules.

     Termination of Service or Employment. Upon the termination of an optionee's service with us voluntarily by the optionee or for cause, all unexercised options held by the optionee shall expire and be forfeited as of the date of termination. If an optionee quits his or her service with our written consent, or if we terminate the service of the optionee for reasons other than cause, the optionee may exercise his or her option within three months following the termination of service, or for such longer period of time following the termination as the optionee's employer shall determine. If an optionee violates the option agreement, competes with us or acts to harm us, the Committee may cancel, suspend or otherwise restrict any of the optionee's options and stock appreciation rights.

     If an optionee dies while in our service (or within three months after termination of service under some circumstances) the optionee's estate may exercise his or her option within one year following his or her death.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material Federal income tax consequences of the grant and exercise of options to optionees who are U.S. taxpayers and is based on existing Federal law, which is subject to change, in some cases retroactively. This discussion does not address the particular circumstances of all optionees, which may substantially alter or modify the Federal income tax consequences discussed below. In addition, this summary does not address state and local tax consequences. The Plan is not subject to the provisions of ERISA and is not qualified under Section 401(a) of the Code.

     Non-qualified Options. An individual who is a United States taxpayer who is granted a non-qualified stock option under the Plan will not realize any income for Federal income tax purposes on the grant of an option. An optionee will realize ordinary income for Federal income tax purposes on the exercise of an option, provided the shares are not then subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code ("Risk of Forfeiture"), in an amount equal to the excess, if any, of the fair market value of the shares of our common stock received on the date of exercise over their exercise price. If the shares are subject to a Risk of Forfeiture on the date of exercise, the optionee will realize ordinary income for the year in which the shares cease to be subject to a Risk of Forfeiture in an amount equal to the excess, if any, of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price, unless the optionee shall have made a timely election under Section 83(b) of the Code to include in his income for the year of exercise an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. The amount realized for tax purposes by an optionee by reason of the exercise of a non-qualified stock option granted under the Plan is subject to withholding by us. Except under the circumstances described below, we are entitled to a deduction in an amount equal to the income so realized by an optionee.

     Upon the exercise of a stock appreciation right, the holder will realize ordinary income for Federal tax purposes equal to the full payment received pursuant to such exercise. The amount realized for tax purposes by the holder by reason of the exercise of a stock appreciation right granted under the Plan is subject to withholding by us.

     Upon the disposition of shares received on the exercise of an option, a United States taxpayer will realize capital gain or loss, as the case may be. Such gain or loss will be long-term capital gain or loss if the shares issued upon exercise of a non-qualified stock option are disposed of more than one year after (i) the shares are transferred to the individual or (ii) if the shares were subject to a Risk of Forfeiture on the date of exercise and a valid election under Section 83(b) of the Code shall not have been made, the date as of which the shares cease to be subject to a Risk of Forfeiture. The amount recognized upon disposition will be the difference between the option holder's basis in the shares and the amount realized upon disposition. Generally, an option holder's basis in the shares will be equal to the exercise price plus the amount of income recognized upon exercise of the option.

     If a non-qualified stock option is transferred (to the extent permissible) in a non-arms length transaction, the transfer may be treated as a completed gift (depending on the circumstances of the transfer) for purposes of the federal (and possibly state) gift tax to the extent of the fair market value of the option on the day of the transfer. The grantee of the option, however, will continue to realize ordinary income on the exercise of the option as provided above. The transferee of the option will be treated in the same manner as the grantee upon disposition of the shares issued upon exercise of the option.

     Incentive Stock Options. An incentive stock option holder who meets the eligibility requirements of Section 422 of the Code will not realize income for Federal income tax purposes, and we will not be entitled to a deduction, on either the grant or the exercise of an incentive stock option. If the incentive stock option holder does not dispose of the shares acquired within two years after the date the incentive stock option was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of the shares in excess of the option price will be treated as long-term capital gain and (ii) we will not be entitled to any deduction for Federal income tax purposes with respect to those shares.

     If an incentive stock option holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the incentive stock option holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the incentive stock option holder will generally be treated the same as a non-qualified option holder, realizing ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the exercise price. This amount will not be subject to withholding. We will be allowed in the taxable year of a Disqualifying Disposition a deduction in the same amount as the ordinary income recognized by the incentive stock option holder.

     Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss, if sustained, would be recognized to the incentive stock option holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between persons or entities classified under the Code as "related persons".

     An incentive stock option holder generally will recognize a long-term capital gain or loss, as the case may be, if the Disqualifying Disposition is made more than one year after the shares are transferred to the incentive stock option holder. The amount of any such gain or loss will be equal to the difference between the amount realized on the Disqualifying Disposition and the sum of (x) the exercise price and (y) the ordinary income realized by the incentive stock option holder as the result of the Disqualifying Disposition.

     Alternative Minimum Tax. For purposes of computing the Federal alternative minimum tax with respect to shares acquired upon the exercise of incentive stock options, the difference between the fair market value of the shares on the date of exercise over the exercise price will be includable in alternative minimum taxable income in the year of exercise if the shares are not subject to a Risk of Forfeiture; if the shares are subject to a Risk of Forfeiture, the amount includable in alternative minimum taxable income will be taken into account in the year the Risk of Forfeiture ceases and will be the excess of the fair market value of the shares at the date they cease to be subject to a Risk of Forfeiture over the exercise price. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the exercise price, increased by the amount of the tax preference taken into account in computing the alternative minimum taxable income. In general, the alternative minimum tax is the excess of 26% of alternative minimum taxable income up to $175,000 and 28% of income above $175,000 over the regular income tax, in each case subject to various adjustments and exemptions.

     Limitations on Deductions for Federal Income Tax Purposes. Except as described in this paragraph, under Section 162(m) of the Code and the regulations under that section, we are not able to deduct compensation to "covered employees" to the extent compensation exceeds $1.0 million per tax year. Covered employees include our chief executive officer and our four other highest paid senior executive officers for the tax year. Performance-based compensation, including stock options, is exempt from this limitation provided that (i) the stock options are granted by a committee of our Board which is comprised solely of two or more "outside directors", (ii) the plan under which the options are granted is approved by stockholders, (iii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee, and (iv) the exercise price of a stock option is not less than 100% of the fair market value of our common stock at the time of grant.

REQUIRED VOTE

     Our Board of Directors believes the Plan to be in the best interests of WMS and recommends that the stockholders ratify the Plan. We will submit the following resolution to the stockholders for approval at the annual meeting:

     "RESOLVED, that the WMS Industries Inc. 2002 Stock Option Plan be, and it hereby is, ratified, approved and adopted."

     The affirmative vote of holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the proposal is required for approval of the Plan; provided that the total vote cast on the proposal must represent a majority of all outstanding shares of our common stock entitled to vote on the proposal.

                      ------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE 2002 STOCK OPTION PLAN.
                      ------------------------------------

               PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

     We propose that the stockholders ratify the appointment by our Board of Directors of Ernst & Young LLP as our independent auditors for fiscal 2003. We expect that representatives of Ernst & Young will be present at the annual meeting and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young will have the opportunity to make a statement if they desire to do so.

     The following table presents fees billed for professional services rendered for the audit of our annual financial statements for fiscal 2002 and review of our Form 10-Q's and fees billed for other services rendered to us by Ernst & Young LLP for fiscal 2002:

Audit Fees:.................................................    $192,500
                                                                ========
Financial Information Systems Design and Implementation
  Fees:.....................................................    $     --
                                                                ========
All Other Fees:
Audit-related fees:.........................................    $152,538
     Primarily accounting consultations, pension and
      statutory audits and SEC registration statements
Non-audit fees:.............................................    $150,948
                                                                --------
     Primarily tax consulting
Total of all other fees:....................................    $303,486
                                                                ========

     The Audit Committee has considered whether the independent auditor's provision of non-audit services is compatible with maintaining the independent auditor's independence.

     Approval by the stockholders of the appointment of independent auditors is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present and entitled to vote on the matter do not approve the selection of Ernst & Young at the meeting, the selection of independent auditors will be reconsidered by the Board.

                      ------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.
                      ------------------------------------

                             AUDIT COMMITTEE REPORT

     The Audit Committee of our Board of Directors is composed of three independent directors, as defined in the NYSE Listed Company Manual, paragraph 303.01(B), and operates under a written charter adopted by the Board. WMS' management is responsible for its internal accounting controls and the financial reporting process. Our independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In keeping with that responsibility, the Audit Committee has reviewed and discussed WMS' audited consolidated financial statements with management. In addition, the Audit Committee has discussed with WMS' independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors their independence.

     Based on the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in WMS' Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission.

     This report is respectfully submitted by the Audit Committee of the Board of Directors.

          William E. McKenna (Chairman)
          William C. Bartholomay
          Ira S. Sheinfeld

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

     As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

     We must receive any stockholder proposals to be acted upon at our 2003 Annual Meeting of Stockholders on or before May 30, 2003 in order to consider including them in our proxy materials for that meeting. If we do not receive notice of a stockholder proposal to be acted upon at our 2003 Annual Meeting of Stockholders on or before August 14, 2003, our proxy for that meeting may confer discretionary authority to vote on any such proposal.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of these reports that we have received and on representations from some reporting persons that no Form 5 report was required to be filed by them, we believe that during fiscal 2001 our officers, directors and 10% beneficial owners complied with all of their Section 16(a) filing requirements.

MANNER AND EXPENSES OF SOLICITATION

     This solicitation of proxies is made by the Board, and we will bear all solicitation costs. In addition to the solicitation of proxies by use of the mails, some of our officers, directors and other employees may also solicit proxies personally or by mail, electronic mail, telephone or facsimile, but they will not receive additional compensation for those services. We may also pay a soliciting agent to assist us in soliciting proxies for the meeting. We will request that brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of our common stock in their names forward proxy material to their principals and will reimburse them for their reasonable out of pocket expenses.

VOTING PROCEDURES

     We will appoint inspectors of election to tabulate the number of shares of common stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on each proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal. Therefore, abstentions will have the effect of a vote against each proposal, but broker non-votes will have no effect on the vote for or against each proposal. Under NYSE rules with respect to any proposal that is a prerequisite to listing of additional or new securities, the total votes cast on the proposal must represent at least a majority of all outstanding shares of our common stock entitled to vote on the proposal. With respect to these proposals, broker non-votes are not counted as part of the total votes cast on the proposal. The term "broker non-votes" commonly refers to shares held in street name for customers, where the broker does not have authority under NYSE rules to vote on its own initiative on particular items, and the broker has not received instructions from the beneficial owners.

HOW TO OBTAIN OUR ANNUAL REPORT ON FORM 10-K

     We will provide without charge a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2002, including financial statements and schedule, to each of our stockholders of record on September 17, 2002 and each beneficial owner of stock on that date, upon receipt of a written request mailed to our offices, 800 South Northpoint Boulevard, Waukegan, Illinois 60085, attention: Treasurer. In the event that exhibits to the Form 10-K are requested, a reasonable fee will be charged for reproduction of the exhibits. Please note that you can obtain our Form 10-K, and all other documents that we file electronically, at the SEC's website: www.sec.gov. Requests from beneficial owners of common stock must set forth a good faith representation as to their ownership.

     It is important that you return the accompanying proxy card promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

                                          By Order of the Board of Directors,

                                          /s/ ORRIN J. EDIDIN

                                          ORRIN J. EDIDIN
                                          Executive Vice President, General
                                          Counsel,
                                          Secretary and Chief Operating Officer

Waukegan, Illinois
September 25, 2002

                                                                      APPENDIX A

                              WMS INDUSTRIES INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     THE UNDERSIGNED, revoking all previous proxies, hereby appoints BRIAN R. GAMACHE, SCOTT D. SCHWEINFURTH and ORRIN J. EDIDIN, or any of them, as attorneys, agents and proxies with power of substitution, and with all powers that the undersigned would possess if personally present, to vote all shares of common stock of WMS Industries Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on November 14, 2002 and at all adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED UPON THE FOLLOWING PROPOSALS, MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTIONS ARE GIVEN BY THE UNDERSIGNED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

(1) Election of Directors.

[ ] FOR all nominees listed (except as         [ ] WITHHOLD AUTHORITY
 marked to the contrary)                        to vote for all nominees listed

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

William C. Bartholomay/Brian R. Gamache/William E. McKenna/Norman J. Menell/Donna B. More/ Louis J. Nicastro/Neil D. Nicastro/Harvey Reich/David M. Satz, Jr./Ira S. Sheinfeld

(2) Ratification of 2002 Stock Option Plan.

     FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

(3) Ratification of appointment of Ernst & Young LLP as independent auditors for fiscal 2003.

     FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                          Dated:
                                          --------------------------------------
                                          ,

                                ------------------------------------------------

                                          --------------------------------------
                                          (Signature)

                                          --------------------------------------
                                          (Signature)
                                          NOTE: Please sign exactly as your
                                          name(s) appear hereon. If signing as
                                          attorney, executor, administrator,
                                          trustee or guardian, give your full
                                          title as such. If signatory is a
                                          corporation, sign the full corporate
                                          name by a duly authorized officer. If
                                          shares are held jointly, each
                                          stockholder named should sign.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR
      THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                                                      APPENDIX B

                              WMS INDUSTRIES INC.
                             2002 STOCK OPTION PLAN

                                  ARTICLE I --
                              PURPOSE OF THE PLAN

     The 2002 Stock Option Plan (the "Plan") is intended to provide a method whereby "Employees," "Directors" and "Consultants and Advisers" of WMS Industries Inc. (the "Company") and its "Subsidiaries" (as such quoted terms are hereinafter defined) may be encouraged to acquire a proprietary interest in the Company and whereby such individuals may realize benefits from an increase in the value of the shares of common stock, $.50 par value per share ("Common Stock"), of the Company; to provide such Employees, Directors and Consultants and Advisers with greater incentive to exert their efforts on behalf of the Company and to encourage their continued provision of services to the Company; to attract new personnel to become employed by or otherwise become associated with the Company; and, generally, to promote the interests of the Company and all of its stockholders. Under the Plan, from time to time on or before August 7, 2012, options to purchase shares of Common Stock and related Stock Appreciation Rights may be granted to such persons as may be selected in the manner hereinafter provided on the terms and subject to the conditions hereinafter set forth. Capitalized terms are defined in Article XV hereof.

                                 ARTICLE II --
                           ADMINISTRATION OF THE PLAN

     SECTION 1. Subject to the authority as described herein of the Board of Directors (the "Board") of the Company, the Plan shall be administered by the Stock Option Committee of the Board (the "Committee") which is composed solely of at least two members of the Board who are Non-Employee Directors. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members but any determination reduced to writing and signed by a majority of its members shall be fully enforceable and effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Plan, all determinations by the Committee or by the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all Persons, including the Company and its stockholders, employees, directors and option holders.

     SECTION 2. All authority delegated to the Committee pursuant to the Plan may also be exercised by the Board, except with respect to matters which under
Section 162(m) of the Code are required to be determined in the absolute discretion of the Committee. Subject to the foregoing, in the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board, the actions of the Board shall control.

     SECTION 3. With respect to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                                 ARTICLE III --
                           STOCK SUBJECT TO THE PLAN

     SECTION 1. The shares to be issued or delivered upon exercise of options or rights granted under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of

Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased by the Company in the open market or otherwise obtained.

     SECTION 2. Subject to the provisions of Article X hereof, the aggregate number of shares of Common Stock which may be purchased pursuant to options granted at any time under the Plan shall not exceed 1,500,000. Such number shall be reduced by the aggregate number of shares covered by options in respect of which Stock Appreciation Rights are exercised. The maximum number of shares with respect to which options may be granted under the Plan in any calendar year to any one employee shall be 500,000 as such number may be adjusted by the Committee in accordance with Article X hereof. The Committee shall calculate such limit in a manner consistent with Section 162(m) of the Code.

     SECTION 3. Shares subject to any options which are canceled, lapse or are otherwise terminated shall be immediately available for reissuance under the Plan to the extent permitted by Sections 162 and 422 of the Code.

                                 ARTICLE IV --
                       PURCHASE PRICE OF OPTIONED SHARES

     The purchase price per share of Common Stock under each option granted to Employees, Directors, Consultants and Advisers shall not be less than one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the Common Stock at the time such option is granted, except in the case of a Non-Qualified Stock Option, as determined by the Committee, but in no case shall such price be less than the par value of the Common Stock as of the time of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), such purchase price per share shall be at least one hundred and ten percent (110%) of the Fair Market Value.

                                  ARTICLE V --
                           ELIGIBILITY OF RECIPIENTS

     Options will be granted only to Employees, Directors, Consultants or Advisers of the Company or a Subsidiary. Incentive stock options will be granted only to Employees.

                                 ARTICLE VI --
                              DURATION OF THE PLAN

     Unless previously terminated by the Committee or the Board, the Plan will terminate on August 7, 2012. Such termination will not terminate any option or Stock Appreciation Right then outstanding.

                                 ARTICLE VII --
       GRANT OF OPTIONS TO EMPLOYEES, DIRECTORS, CONSULTANTS AND ADVISERS

     SECTION 1. Each option granted under the Plan to Employees shall constitute either an Incentive Stock Option or a Non-Qualified Stock Option, as determined in each case by the Committee, and each option granted under the Plan to Directors, Consultants and Advisers shall constitute a Non-Qualified Stock Option. With respect to Incentive Stock Options granted to Employees, to the extent that the aggregate Fair Market Value (determined at the time an option is granted) of Common Stock of the Company with respect to which such Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under the Plan and any other stock option plan of the Company) exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options to the extent of such excess. The foregoing rule shall be applied by taking Incentive Stock Options into account in the order in which they were granted. In the event outstanding Incentive Stock Options become immediately exercisable under the terms hereof, such Incentive Stock Options will, to the extent the aggregate Fair Market Value of Common Stock of the Company with respect to which such Incentive Stock Options are exercisable exceeds $100,000, be treated as Non-Qualified Stock Options.

     SECTION 2. The Committee shall from time to time determine the Employees, Directors, Consultants and Advisers to be granted options, it being understood that options may be granted at different times to the same person; provided, however, that no one person may receive an option or options under the Plan covering more than the number of shares specified in Section 2 of Article III hereof. In addition, the Committee shall determine subject to the terms of the Plan the number of shares subject to each option, the time or times when the options will be granted, whether such options shall be Incentive Stock Options, Non-Qualified Stock Options or both, whether Stock Appreciation Rights will be granted in connection with the grant of options, the purchase price of the shares subject to each option, which price shall be not less than that specified in Article IV hereof, the time or times when each option and any related Stock Appreciation Rights may be exercised and (g) any other matters which the Committee shall deem appropriate.

     SECTION 3. All instruments evidencing options granted to Employees, Directors, Consultants and Advisers under the Plan shall be in such form as the Committee shall from time to time determine, which form shall be consistent with the Plan and any applicable determinations, orders, resolutions or other actions of the Committee or the Board.

     SECTION 4. The Committee, in its sole discretion, on the granting of an option to an Employee, Director, Consultant or Adviser under the Plan may also grant Stock Appreciation Rights relating to any number of shares but, except as hereinafter provided, not more than fifty percent (50%) of the number of shares covered by such option shall include Stock Appreciation Rights. Such options shall be subject to such terms and conditions, not inconsistent with the Plan, that the Committee shall impose, including the following:

          (i) Stock Appreciation Rights may be granted only in writing and only attached to an underlying option at the time of the grant of the option;

          (ii) Stock Appreciation Rights may be exercised only at the time when the option to which it is attached is exercisable;

          (iii) Stock Appreciation Rights shall entitle the option holder (or any person entitled to act under the provisions of the Plan) to surrender unexercised all or part of the then exercisable portion of the option to which the Stock Appreciation Rights are attached to the Company and to receive from the Company in exchange therefor a payment in cash equal to the excess, if any, of the then value of one share covered by such portion over the option price per share specified in such option (which excess is herein called the "Appreciated Value"), multiplied by the number of shares covered by the portion of the option so surrendered. For purposes of computation of the Appreciated Value, the value of one share shall be deemed to be the average Fair Market Value of such share during the four-week period immediately preceding the date of notice of exercise of the Stock Appreciation Rights;

          (iv) if Stock Appreciation Rights attached to an option are exercised, such option shall be deemed to have been canceled to the extent of the number of shares surrendered on exercise of the Stock Appreciation Rights and no further options may be granted covering such shares; and

          (v) if an option to which Stock Appreciation Rights are attached is exercised, such Stock Appreciation Rights shall be canceled to the extent necessary to cause the number of shares to which such Stock Appreciation Rights relate not to exceed the number of remaining shares subject to such option.

                                ARTICLE VIII --
                           TRANSFERABILITY OF OPTIONS

     No Incentive Stock Option or any related Stock Appreciation Rights granted under the Plan shall be transferable by the option holder otherwise than by will or by the laws of descent and distribution, and any such Incentive Stock Option or any related Stock Appreciation Rights shall be exercisable during the lifetime of the option holder solely by him or her. Any Non-Qualified Stock Option granted under the Plan may be transferable by the option holder to the extent permitted by the Committee as specified in the instrument evidencing the option as the same may be amended from time to time. Except to the extent permitted by such instrument, no Non-Qualified Stock Option shall be transferable except by will or by the laws of descent and distribution.

                                 ARTICLE IX --
                              EXERCISE OF OPTIONS

     SECTION 1. Subject to Article XII hereof, each option (and any related Stock Appreciation Rights) granted under the Plan shall terminate on the date specified by the Committee which date shall be not later than the expiration of ten years from the date on which it was granted; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant is a Ten Percent Stockholder, such period shall not exceed five years from the date of grant.

     SECTION 2. A person electing to exercise an option or Stock Appreciation Rights then exercisable shall give written notice to the Company of such election and, if electing to exercise an option, of the number of shares of Common Stock such person has elected to purchase. A person exercising an option shall at the time of purchase tender the full purchase price of such shares, which tender, except as provided in Section 3 of this Article, shall be made in cash or cash equivalent (which may be such person's personal check) or, to the extent permitted by applicable law, in shares of Common Stock already owned by such person (which shares shall be valued for such purpose on the basis of their Fair Market Value on the date of exercise), or in any combination thereof; provided, however, that payment in shares of common stock already owned shall not be permitted unless the chief financial officer of the Company determines that such payment will not require the Company to recognize a compensation expense under applicable accounting rules. In the event of payment in shares of Common Stock already owned, such shares shall be appropriately endorsed for transfer to the Company. The Company shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any option, in whole or in part, until such payment in full of the purchase price therefor is received by the Company.

     SECTION 3. In order to assist an option holder in the exercise of an option granted under the Plan, the Committee or Board may, in its discretion, authorize, either at the time of the grant of the option or thereafter the extension of a loan to the option holder by the Company, the payment by the option holder of the purchase price of the Common Stock in installments, the guarantee by the Company of a loan obtained by the option holder from a third party or make such other reasonable arrangements to facilitate the exercise of options as are in accordance with applicable law. The Committee or Board shall authorize the terms of any such loan, installment payment arrangement or guarantee, including the interest rate (which, in the case of incentive stock options, shall be not less than the higher of the "prime rate" as from time to time in effect at a commercial bank of recognized standing, and the rate of interest from time to time required to avoid imputation of interest for federal income tax purposes) and terms of repayment thereof, and shall cause the instrument evidencing any such option to be amended, if required, to provide for any such extension of credit. Loans, installment payment arrangements and guarantees may be authorized without security, and the maximum amount of any such loan or guarantee shall be the purchase price of the Common Stock being acquired, plus related interest payments.

     SECTION 4. Each option shall be subject to the requirement that if at any time the Board shall in its discretion determine that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the granting of such option or the issuance or purchase of shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Board. Unless at the time of exercise of an option and the issuance of Common Stock so purchased, there shall be in effect as to such Common Stock a registration statement under the Act, the option holder shall deliver a certification (a) acknowledging that such shares of Common Stock may be "restricted securities" as defined in Rule 144 promulgated under the Act; and
(b) containing such option holder's agreement that such Common Stock may not be sold or otherwise disposed of except in compliance with applicable provisions of the Act. In the event that the Common Stock is then listed on a national securities exchange, the Company shall use its best efforts to cause the listing of the shares of Common Stock subject to options upon such exchange.

     SECTION 5. The Company may establish appropriate procedures to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the exercise of options or any other matters under the Plan, and to ensure that the Company receives prompt advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or which may make available to the Company any tax deduction resulting from the occurrence of such event.

                                  ARTICLE X --

                                  ADJUSTMENTS

     SECTION 1. New option rights may be substituted for the options granted under the Plan, or the Company's duties as to options outstanding under the Plan may be assumed by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction in which the Company is involved. Notwithstanding the foregoing or the provisions of this Article X, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the options granted hereunder, or assume the options granted hereunder, the options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; provided, however, that each option holder shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or other similar corporate transaction, to exercise any unexpired option granted hereunder whether or not then exercisable.

     SECTION 2. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which options may be granted and any limitations set forth in the Plan, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding options and (iii) the grant or exercise or target price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option including, if necessary, the termination of such an option; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code.

Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of an option holder's rights if such option holder receives in any such adjustment rights which are substantially similar (after taking into account the fact that the option holder has not paid the applicable exercise price) to the rights the option holder would have received had he exercised his outstanding options and become a stockholder of the Company immediately prior to the event giving rise to such adjustment.

     SECTION 3. Adjustments and elections under this Article X shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive. Adjustments required under this Article X shall also be deemed to increase by a like number the aggregate number of shares authorized for purchase pursuant to options granted under the Plan as set forth in Section 2 of Article III hereof to the extent consistent with Section 162(m) of the Code.

                                 ARTICLE XI --

                         PRIVILEGES OF STOCK OWNERSHIP

     No option holder, or legal representative, legatee, distributee or transferee of such option holder, shall be entitled to any rights or privileges of a stockholder of the Company in respect of any shares of Common Stock covered by an option until such shares have been paid for in full and issued and delivered by the Company.

                                 ARTICLE XII --

                      TERMINATION OF SERVICE OR EMPLOYMENT

     SECTION 1. In the event that an option holder shall cease his or her relationship with the Company or a Subsidiary by voluntarily terminating such relationship without the written consent of the Company, or if the Company or a Subsidiary shall terminate for cause such relationship, unless otherwise provided in the instrument evidencing such option, the option and any associated Stock Appreciation Rights held by such option holder shall terminate forthwith.

     SECTION 2. If an option holder shall voluntarily terminate his or her relationship with the Company or a Subsidiary with the written consent of the Company, which written consent expressly sets forth a statement to the effect that options which are exercisable on the date of such termination shall remain exercisable, or if the option holder's relationship with the Company or a Subsidiary shall have terminated by the Company or a Subsidiary for reasons other than cause, unless otherwise provided in the instrument evidencing such option, such option holder may exercise his or her option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination, or for any longer period of time after such termination as shall be determined by such holder's employer, but not later than the date of expiration of the option as fixed at the time of grant. Options granted under the Plan to Employees shall not be affected by any change in the position of employment so long as the holder thereof continues to be an Employee, Director, Consultant or Adviser.

     SECTION 3. The Committee or Board may also cancel, suspend, withhold or otherwise limit or restrict any unexpired option and any Stock Appreciation Right held by an option holder at any time if the option holder (i) is not in compliance with all applicable provisions of the instrument evidencing the option or Stock Appreciation Right; or (ii) engages in any activity in competition with any activity of the Company or any Subsidiary, or inimical, contrary or harmful to the interests of the Company and its Subsidiaries, including, but not limited to: (A) conduct related to the option holder's employment for which either criminal or civil penalties against the option holder may be sought, (B) violation of any policies of the Company, including, without limitation, the Company's insider trading policy or anti-harassment policies, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or any Subsidiary, including employing or recruiting any present, former or future employee of the Company or any Subsidiary, (D) disclosing or misusing any

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confidential information or material concerning the Company or any Subsidiary or
(E) participating in a hostile takeover attempt against the Company.

     SECTION 4. Should an option holder die during the existence of the option holder's relationship with the Company or after the cessation of the option holder's relationship with the Company, unless otherwise provided in the instrument evidencing such option, all of the option holder's options shall be terminated, except that any option (and any related Stock Appreciation Rights), to the extent exercisable by the option holder at the time of such death, may be exercised within one year after the date of such death but not later than the expiration of the option solely in accordance with all of the terms and conditions of the Plan by the option holder's personal representatives or by the person or persons to whom the option holder's rights under the option shall pass by will or by the applicable laws of descent and distribution.

                                ARTICLE XIII --

                             AMENDMENTS TO THE PLAN

     The Board may at any time terminate or from time to time amend, modify or suspend the Plan; provided, however, that no such amendment or modification without the approval of the stockholders of the Company shall:

          (i) materially increase the benefits accruing to participants under the Plan;

          (ii) materially increase the maximum number (determined as provided in the Plan) of shares of Common Stock which may be purchased pursuant to options granted under the Plan; or

          (iii) materially modify the requirements as to eligibility for participation in the Plan.

     The amendment or termination of the Plan shall not, without the written consent of an option holder, adversely affect any rights or obligations under any option theretofore granted to such option holder under the Plan.

                                 ARTICLE XIV --

                           EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective on August 8, 2002, subject to the ratification of the Plan by the stockholders of the Company.

                                 ARTICLE XV --

                                  DEFINITIONS

     For the purposes of this Plan, the following terms shall have the meanings indicated:

     Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     Code: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     Committee:  Such term is defined in Article II, Section 1 hereof.

     Common Stock:  Such term is defined in Article I hereof.

     Consultants and Advisers: Such term includes any third party retained or engaged by the Company or any Subsidiary to provide services to the Company or such Subsidiary, including any employee of such third party providing such services.

     Director:  Such term includes any director of the Company.

     Employee: Such term includes any officer as well as any full-time salaried executive, managerial, professional, administrative or other employee of the Company or a Subsidiary. Such term also includes an

                                       B-7
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employee on approved leave of absence provided such employee's right to continue employment with the Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with or by a policy of the Company or a Subsidiary and any consultant, independent contractor, professional advisor or other person who is paid by the Company or a Subsidiary for rendering services or furnishing materials or goods to the Company or a Subsidiary.

     Fair Market Value: The fair market value as of any date shall be determined by the Committee or Board after giving consideration to the price of the Common Stock in the public market and shall be determined otherwise in a manner consistent with the provisions of the Code.

     Incentive Stock Option: An option intended to qualify under Section 422 of the Code.

     1934 Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     Non-Employee Director: Any director of the Company who is a Non-Employee Director as that term is defined in Rule 16b-3 promulgated under the 1934 Act and who also qualifies as an outside director within the meaning of Section 162(m) and the related regulations under the Code, except as otherwise determined by the Board of Directors.

     Non-Qualified Stock Option: An option which does not qualify under Section 422 of the Code.

     Person:  Such term shall have the meaning ascribed to it under the 1934
Act.

     Plan: Such term is defined in Article I hereof and includes all amendments hereof.

     Stock Appreciation Rights:  The rights granted by the Committee pursuant to
Section 4 of Article VII hereof.

     Subsidiary:  A "Subsidiary Corporation" of the Company as defined in
Section 424 of the Code.

     Ten Percent Stockholder:  Such term is defined in Article IV hereof.

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